Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an application to determine eligibility of a trustee pursuant to
                            Section 305(b) (2) _____

                     FIRST UNION NATIONAL BANK OF VIRGINIA

              (Exact name of Trustee as specified in its charter)

213 SOUTH JEFFERSON STREET
ROANOKE, VIRGINIA                              24011         54-0211320
(Address of principal executive office)      (Zip Code)    (I.R.S. Employer
                                                           Identification No.)

                         H. H. Hall, Jr. (804) 788-9659
                  901 E. Cary Street, Richmond, Virginia 23219

                       UNITED DOMINION REALTY TRUST, INC.
              (Exact name of obligor as specified in its charter)

Virginia                                                54-0857512
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

10 S. 6th Street
Richmond, Virginia                                      23219-3802
(Address of principal executive offices)               (Zip Code)

                             SENIOR DEBT SECURITIES
                           8 1/2% Debentures due 2024
                             7 1/4% Notes due 1999
                      (Title of the indenture securities)

1.       GENERAL INFORMATION.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Richmond, Virginia. Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market
                        Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR.

                  The obligor is not an affiliate of the Trustee. (See Note 2 on Page 5)

3.       VOTING SECURITIES OF THE TRUSTEE.

                  The following information is furnished as to each class of voting securities of the Trustee:

                              As of June 30, 1993

- -------------------------------------------------------------------------------
        Column A                                         Column B

- -------------------------------------------------------------------------------
        Title of Class                                    Amount Outstanding

- -------------------------------------------------------------------------------
          Common Stock, par value $3.33-1/3 a share 171,837,000 shares


4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

                  The Trustee is a trustee under the Senior Indenture dated as of April 1, 1994, between United Dominion Realty Trust, Inc. and the Trustee, as successor trustee, the Indenture under which United Dominion Realty Trust, Inc. 8 1/2% Debentures due 2024 and 7 1/4% Notes due 1999 are outstanding. The Trustee is not a trustee under any other indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                             (See Note 2 on Page 5)

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

                  Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                         (See Notes 1 and 2 on Page 5)

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Note 2 on Page 5)

8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligation in default does not exceed one percent of the outstanding securities of the obligor.

                  (See Note 2 on Page 5)

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                  (See Note 2 on Page 5)

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                  (See Note 2 on Page 5)

11. OWNERSHIP OF HOLDERS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  The obligor is not indebted to the Trustee.

13.      DEFAULTS BY THE OBLIGOR.

                  Not applicable.

14.      AFFILIATIONS WITH THE UNDERWRITERS.

                  No underwriter is an affiliate of the Trustee.

15.      FOREIGN TRUSTEE.

                  Not applicable.

16.      LIST OF EXHIBITS.

         (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (4) By-Laws. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (5)      Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7)      Report of condition of Trustee.

         (8)      Inapplicable.

         (9)      Inapplicable.

                                     NOTES

             1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

             2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF VIRGINIA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 15th day of April, 1996.

                                      FIRST UNION NATIONAL BANK OF VIRGINIA
                                      (Trustee)

                                      BY: /s/ H. H. HALL, JR.
                                      H. H. Hall, Jr., Assistant Vice President

                                                                 EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

             Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by United Dominion Realty Trust, Inc. of its Senior Subordinated Debt Securities, First Union National Bank of Virginia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                    FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                                    BY: /s/ M. E. WEXLER
                                        M.E. Wexler, Vice President


Dated: April 15, 1996

Legal Title of Bank:   First Union National Bank of Virginia
Call Date:             12/31/95
ST-BK:                 51-2486 FFIEC 032
Address:               P. O. Box 13327                            Page RC-1
City, State Zip:       Roanoke, VA  24033
FDIC Certificate No.:  06904

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANK FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                              ----
                                                                                                                              C300
                                                                                                     -----------------------------
                                                                       Dollar Amounts in Thousands   RCON   Bill  Mil
                                                                                                     Thou
- ----------------------------------------------------------------------------------------------------------------------------------
Assets                                                                                               //////////////////
 1.   Cash and balances due from depository institutions (from Schedule RC-A):                       /////////////////
      a. Noninterest-bearing balances and currency and coin(1)...................................... 0081           600,236   1.a.
      b. Interest-bearing balances(2)............................................................... 0071           176,042   1.b.
 2.   Securities:                                                                                    /////////////////
      a. Held-to-maturity securities (from Schedule RC-B, column A)................................. 1754           154,260   2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)............................... 1773         1,583,246   2.b.
 3.   Federal funds sold and securities purchased under agreements to resell:                        //////////////////
      a. Federal funds sold......................................................................... 0276            34,011   3.a.
      b. Securities purchased under agreements to resell............................................ 0277                 0   3.b.
 4.   Loans and lease financing receivables:                                                         //////////////////
      a. Loans and leases, net of unearned income (from Schedule RC-C)                               //////////////////       4.a.
      b. LESS: Allowance for loan and lease losses................          RCON2122    7,340,215    //////////////////       4.b.
      c. LESS: Allocated transfer risk reserve....................          RCON 3123     167,917    //////////////////       4.c.
      d. Loans and leases, net of unearned income,                          RCON 3128            0   //////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c)......                                   2125         7,172,298
 5.   Trading assets (from Schedule RC-D)........................................................... 3545                41   4.d.
 6.   Premises and fixed assets (including capitalized leases)...................................... 2145           167,871   5
 7.   Other real estate owned (from Schedule RC-M).................................................. 2150            17,279   6
 8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...... 2130            25,602   7
 9.   Customers' liability to this bank on acceptances outstanding.................................. 2155               174   8
10.   Intangible assets (from Schedule RC-M)........................................................ 2143           193,612   9
11.   Other assets (from Schedule RC-F)............................................................. 2160           908,045  10
12.   Total assets (sum of items 1 through 11)...................................................... 2170        11,032,717  11
                                                                                                                             12


- ----------------------------------------------------
(1)   Includes cash items in process of collection and unposed debits.
(2)   Includes time certificates of deposit not held for trading.

Legal Title of Bank:       First Union National Bank of Virginia
Call Date:                 12/31/95
ST-BK:                     51-2486 FFIEC 032
Address:                   P. O. Box 13327                            Page RC-2
City, State Zip:           Roanoke, VA  24033
FDIC Certificate No.:      06904

SCHEDULE RC--CONTINUED


                                                                                                          ------------------------
                                                                          Dollar Amounts in Thousands     RCON Bil Mil Thou

- ----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                                ////////////////
 13.  Deposits:                                                                                            ////////////////
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).......................  2200   7,219,285 13.a.
         (1) Noninterest-bearing (1)...............................................                        //////////////// 13.a.(1)
                                                                                     RCON 6631  1,432,912  //////////////// 13.a.(2)
         (2) Interest-bearing......................................................  RCON 6636  5,786,373  ////////////////
      b. In foreign offices, Edge and Agreement subsidiaries, and                                          ////////////////
         IBFs............................................................................................  ////////////////
         (1) Noninterest-bearing.........................................................................  ////////////////
         (2) Interest-bearing............................................................................  ////////////////
 14.  Federal funds purchased and securities sold under agreements to repurchase:                          ////////////////
      a. Federal funds purchased.........................................................................  ////////////////
      b. Securities sold under agreements to repurchase..................................................  0278   1,842,771  14.a.
 15.  a. Demand notes issues to the U.S. Treasury........................................................  0279     355,902  14.b.
      b. Trading liabilities (from Schedule RC-D)........................................................  2840       6,095  15.a.
 16.  Other borrowed money:                                                                                3548           0  15.b.
      a. With original maturity of one year or less......................................................  ////////////////
      b. With original maturity of more than one year....................................................  2332         100  16.a.
 17.  Mortgage indebtedness and obligations under capitalized leases.....................................  2333     504,093  16.b.
 18.  Bank's liability on acceptances executed and outstanding...........................................  2910          31  17.
 19.  Subordinated notes and debentures..................................................................  2920         174  18.
 20.  Other liabilities (from Schedule RC-G).............................................................  3200     160,000  19.
 21.  Total liabilities (sum of items 13 through 20).....................................................  2930     133,167  20.
                                                                                                           2948  10,221,618  21.
 22.  Limited-life preferred stock and related surplus...................................................  ////////////////
EQUITY CAPITAL                                                                                             3282           0  22.
 23.  Perpetual preferred stock and related surplus......................................................  ////////////////
 24.  Common stock.......................................................................................  3838           0  23.
 25.  Surplus (Exclude all surplus related to preferred stock)...........................................  3230      65,164  24.
 26.  a. Undivided profits and capital reserves..........................................................  3839     644,768  25.
      b. Net unrealized holding gains (losses) on available-for-sale securities..........................  3632     100,710  26.a.
 27.  Cumulative foreign currency translation adjustments................................................  8434         457  26.b.
 28.  Total equity capital (sum of items 23 through 27)..................................................  ////////////////
 29.  Total liabilities, limited-life preferred stock, and equity capital                                  3210     811,099  28.
       (sum of items 21, 22, and 28).....................................................................  ////////////////
                                                                                                           3300  11,032,717  29.
                                                                                                          ----------------------


Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
     1994..............................             Number
                                           -----------------
                                           RCON 6274 N/A     M.1.
                                           -----------------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

- ------------------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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